AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 1, 2000, by and between CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Corporation"), and Robert W. Moore (the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Corporation and the Employee previously entered into an Employment Agreement, dated as of January 1, 1995, which was amended and restated as of January 1, 1997 (as amended, the "Prior Agreement"), pursuant to which Employee has been serving the Corporation as a Member of the Corporation's Board of Directors and has been employed by the Corporation as its President and Chief Executive Officer;

         WHEREAS, Employee and the Corporation desire to amend and restate the Prior Agreement in its entirety pursuant to the terms of this Agreement; and

         WHEREAS, Employee desires to be employed by the Corporation and the Corporation desires to employ the Employee under the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement in its entirety on the following terms and conditions, which shall be effective from and after the date hereof.

1.       RETENTION, TERM AND DUTIES
         --------------------------

         1.1 Retention. The Corporation hereby employs the Employee as a Member of the Board of Directors, President and Chief Executive Officer, and the Employee hereby accepts such employment upon the terms and subject to the conditions of this Agreement.

         1.2 Term. The term of employment of the Employee by the Corporation shall be for the period commencing on July 1, 2000 (the "Commencement Date") and ending on June 30, 2002 (the "Term"), unless this Agreement is sooner terminated pursuant to Section 5, 6 or 8 herein. Notwithstanding anything contained herein to the contrary, the term of employment will be automatically extended for successive two (2) year periods commencing July 1, 2002 (referred to below as an "Extended Term"), unless either party to this Agreement elects to terminate this Agreement by providing notice pursuant to Section 12 hereof of such election to the other party during the thirty (30) day period commencing ninety (90) days prior to the expiration of the then applicable Term or Extended Term.

         1.3 Positions. The Employee shall serve as a Member of the Board of Directors, President and Chief Executive Officer of the Corporation, and as a director and senior executive officer of such subsidiaries of the Corporation as the Employee and the Corporation may determine from time to time.



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

         1.4 Duties. The Employee shall be the most senior executive of the Corporation (and its subsidiaries), with duties and responsibilities commensurate with such positions. The Employee shall report only to the Corporation's Board of Directors.

2.       SCOPE OF SERVICES
         -----------------

         2.1 Services. Subject to Section 2.2 herein, the Employee agrees that he shall perform his services to the best of his ability. During the term of this Agreement, the Employee shall not render any services for others in any line of business in which the Corporation or its subsidiaries are significantly engaged without first obtaining the Corporation's written consent, and he shall devote his full business time, care, attention and best efforts to the Corporation's business.

         2.2 Other Interests. The Employee may make and maintain investments in any business (whether publicly or privately held); provided that without the consent of the Board of Directors, the Employee shall not make material investments in any business which is in direct material competition with the Corporation or its subsidiaries at the time the investment is made. The Employee's investments in other businesses may not interfere with his obligations in the Corporation's business. From time to time, the Corporation may make investments in other corporations (the "Investee Corporations"). Notwithstanding his duties under this Agreement, the Employee may devote such time and energy as may reasonably be required to tend to the business matters of such Investee Corporations and may receive compensation for services he renders to any Investee Corporation. The Employee agrees that he will not invest in any Investee Corporation except in conformity with policies established from time to time by the Corporation's Board of Directors and applicable securities laws.

3.       COMPENSATION
         ------------

         3.1 Base. The Corporation shall pay to the Employee an annul base salary of $175,000.00 (the "Base Compensation"), payable in equal installments (in accordance with the Corporation's standard practices, but no less often than semi-monthly), subject to all withholding for income, FICA and other similar taxes, to the extent required by applicable law. The Corporation agrees to provide an annual written performance review of the Employee by the Employee's direct supervisor, and to subsequently review the then current Base Salary of the Employee. Said Base Salary may be increased by the supervisor, subject to the concurrence of the Board of the Corporation or the Compensation Committee, at the sole discretion of the Corporation.

         3.2 Bonus. In addition to the Base Salary payable to the Employee pursuant to Section 3.1 hereof, the Corporation (i) shall make available to the Employee a bonus in the amount of Fifty Thousand Dollars ($50,000) based on meeting performance standards or targets set reasonably and in good faith by the Board of Directors or the Compensation Committee thereof, and (ii) may pay any additional amounts as, in the discretion of the Corporation's Board of Directors or the Compensation Committee, it may desire as a result of the Employee's services. These amounts shall be referred to as "Bonus."



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

         3.3 No Reduction; Minimum Annual Increase of Base Compensation. The compensation paid to the Employee by the Corporation pursuant to this Section 3 shall not be reduced by any amounts received or earned by the Employee with respect to any outside activities or services permitted under Section 2.2 hereof. In addition, it is agreed that Base Compensation shall in all events be increased annually by at least the greater of five percent (5%) and the inflation rate for the previous year (as measured by the Consumer Price Index prepared and published by the United States Department of Labor) over the Term or Extended Term of this Agreement.

         3.4 Employee Stock Option Plans. In addition to the Base Salary payable to the Employee pursuant to Section 3.1 hereof, and the Bonus payable to the Employee pursuant to Section 3.2 hereof, the Corporation may issue such number of stock options to the Employee, in the sole discretion of the Corporation's Board of Directors or the Compensation Committee, it may desire as a result of the Employee's services. The vesting, exercise, expiration and other terms and conditions pertaining to these options shall be governed by the Corporation's Option Plan(s).

4.       OTHER BENEFITS
         --------------

         4.1 Life Insurance. So long as it does not adversely affect the Employee's ability to obtain life insurance in the general market at prevailing premiums, the Corporation, at its discretion, shall have the right to take out life insurance or other insurance with respect to the Employee, at the Corporation's cost and for the Corporation's benefit, and the Employee shall have no rights in such insurance policies or their proceeds. The Employee shall cooperate with the Corporation in obtaining such insurance, and shall timely submit to any required medical or other examinations in Las Vegas, Nevada, provided that if such medical examination cannot be conducted by the Employee's personal physician (a) the Employee shall have the right to have such physician attend such examinations and (b) the examining physician shall be based in Las Vegas, Nevada and be subject to the Employee's approval, not to be unreasonably withheld. Upon termination of this Agreement, the Employee shall have the right to acquire ownership of such insurance policies upon reimbursement to the Corporation of the cash surrender value thereof, if any, and the pro rata portion of any premium paid applicable to future periods.

         4.2 Insurance Benefits. The Corporation shall continue to make available to the Employee any benefits of a type, nature and amount comparable to those benefits which have been heretofore provided to the Employee up to this time by the Corporation, and in any event no less favorable than the best benefits of its type made available to any other employee of the Corporation from time to time during the Term or the Extended Term (including, without limitation, any disability, medical and life insurance).

         4.3 Expenses. To the extent not otherwise reimbursed under this Agreement, the Corporation shall reimburse the Employee for all reasonable and customary expenses which the Employee shall incur in connection with the Employee's services to the Corporation or any subsidiary pursuant to this Agreement. All additional benefits are to be authorized by and subject to approval by the Corporation's Board of Directors.



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

         4.4 Vacation; Sick Leave. The Corporation shall provide to the Employee such paid vacation and paid sick leave as outlined in the Corporation's Associate Managed Time Off (AMTO) Policy which do not materially interfere with the Employee's performance of his obligations hereunder.

5.       DEATH OF EMPLOYEE
         -----------------

         5.1 Effect. This Agreement shall automatically terminate upon the Employee's death (the "Section 5 Termination"). Upon such termination, the Corporation shall:

                 (i) pay to the Employee's estate the accrued amount of the compensation, benefits, reimbursements or other sums payable pursuant to this Agreement, such amounts to be prorated through the date of the Section 5 Termination (other than expense reimbursements which will be paid in full), if, as and when such amounts would be paid but for such termination of this Agreement;

                 (ii) pay to Employee's estate a lump sum payment equal to one-half the then effective Base Compensation;

                 (iii) beginning six months after such Section 5 Termination date, pay to Employee's estate periodic amounts equal to the amounts of Base Compensation which employee would have received hereunder if, as and when such amounts would be paid but for such Section 5 Termination, such payments to continue for the period beginning six months after such Section 5 Termination date and ending on the latter to occur of (A) 12 months from the date of such termination and (B) the date which would have been the end of the Term or Extended Term, as the case may be, but for such termination; and

                 (iv) provide to the immediate family of the Employee the continuation of their health insurance benefits at the Corporation's expense for a period of two years from the Section 5 Termination date. Except for the amounts payable by the Corporation pursuant to the preceding sentence, all obligations of the Corporation with respect to compensation and benefits under this Agreement shall cease upon a Section 5 Termination.

         5.2 Option Extension. The Corporation shall use its best efforts to obtain stockholder approvals, to the extent required, of amendments to any stock option plan it may have which would provide that the termination date for all options held under each such plan by the Employee and exercisable as of the date of his death shall remain exercisable until (i) the termination date as set forth in the respective option certificates or (ii) 18 months after the Section 5 Termination, whichever is later.

6.       DISABILITY OF EMPLOYEE
         ----------------------

         6.1 Determination. The Employee shall be considered disabled if, due to illness or injury, either physical or mental, he is unable to perform his customary duties and responsibilities as required by this Agreement for more than six (6) months in the aggregate out of any period of twelve (12) consecutive months. The determination that the Employee is disabled shall be made by the Board of Directors of the Corporation (with the Employee abstaining from the decision if he is then a member of such Board), based upon an examination


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

and certification by a physician based in Las Vegas, Nevada selected by the Corporation subject to the Employee's approval, which approval shall not be unreasonably withheld. The Employee agrees to submit timely to any required medical or other examination, provided that such examination shall be conducted in Las Vegas and that if the examining physician is other than the Employee's personal physician, the Employee shall have the right to have such personal physician present at such examination.

         6.2 Effect of Disability. If the Employee is determined to be disabled pursuant to this Section 6, the Corporation shall have the option to terminate this Agreement by written notice to the Employee stating the date of termination, which date may be any time subsequent to the date of such determination, except that the Corporation shall pay to the Employee: (i) the accrued amount of the compensation, benefits, reimbursements and other sums payable pursuant to this Agreement, prorated through the date of termination (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this Agreement, and (ii) a lump sum payment equal to the greater of: (A) twice the then Base Compensation, or (B) what would have been the aggregate Base Compensation payable after the date of termination through the end of the Term or Extended Term, as the case may be. Except for the amounts payable by the Corporation pursuant to the preceding sentence, all obligations of the Corporation with respect to compensation and benefits under this Agreement shall cease upon any such termination.

         6.3 Option Extension. The Corporation shall use its best efforts to obtain stockholder approvals, to the extent required, of amendments to any stock option plan it may have which would provide that the termination date for all options held under such plans by the Employee and exercisable as of the date of the termination of Employee (as a result of Employee's disability) shall remain exercisable until (i) the termination date as set forth in the respective option certificates or (ii) 18 months after the date of termination (as a result of Employee's disability), whichever is later.

7.       INDEMNIFICATION AND INSURANCE
         -----------------------------

         7.1 Obligation. The Corporation shall indemnify and hold harmless, and in any action, suit or proceeding, defend the Employee (with the Employee having the right to use counsel of his choice) against all expenses, costs, liabilities and losses (including attorney's fees, judgments and fines and amounts paid or to be paid in any settlement) (collectively "Indemnified Amounts") reasonably incurred or suffered by the Employee in connection with the Employee's service as a director or officer of the Corporation or any affiliate to the full extent permitted by the By-laws of the Corporation as in effect on the date of this Agreement, or, if greater, as permitted by the general corporation law of the jurisdiction of the Corporation's incorporation (the "GCL"), provided that the indemnity afforded by the Corporation's By-laws shall never be greater than permitted by the GCL. The Corporation shall advance on behalf of Employee all Indemnified Amounts as they are incurred. To the extent a change in the GCL (whether by statute or judicial decision) permits greater indemnification than is now afforded by the By-laws and a corresponding amendment shall not be made in said By-laws, it is the intent of the parties hereto that the Employee shall enjoy the greater benefits so afforded by such change.



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

         7.2 Determination. A determination that indemnification with respect to any claims by the Employee pursuant to this Section 7 is proper shall be made by independent legal counsel selected by the Board of Directors of the Corporation and set forth in a written opinion furnished by such counsel to the Board of Directors, the Corporation and the Employee. In the event it is determined by such counsel that Employee is not entitled to indemnification pursuant to this Section 7 (and if contested by Employee, such determination is confirmed by the final non-appendable order of a court of competent jurisdiction), or if a court of competent jurisdiction determines in a final non-appendable order that Employee is not entitled to indemnification pursuant to this Section 7, Employee hereby undertakes that he shall promptly reimburse the Corporation for all such advances of Indemnified Amounts made by the Corporation on Employee's behalf.

         7.3 Effect. This Agreement establishes contract rights which shall be binding upon and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the Employee and the Corporation.

         7.4 Other Rights. The contract rights conferred by this Section 7 shall not be exclusive of any other right which the Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. This Section 7 shall not be deemed to affect any rights to subrogation which may exist in any policy of directors and officers liability insurance.

         7.5 Notice of Claims. The Employee shall advise promptly the Corporation in writing of the institution of any action, suit or proceeding which is or may be subject to this Section 7, provided that Employee's failure to so advise the Corporation shall not affect the indemnification provided for herein, except to the extent such failure has a material and adverse effect on the Corporation's ability to defend such action, suit or proceeding.

         7.6 Indemnification Insurance. The Employee shall be covered by insurance, to the same extent as other senior executives and directors of the Corporation are covered by insurance, with respect to (a) directors and officers liability, (b) errors and omissions, and (c) general liability insurance. The Corporation shall maintain reasonable and customary insurance of the type specified in parts (b) and (c) in the preceding sentence. The Employee shall be a named insured or additional insured, without right of subrogation against him, under any policies of insurance carried by the Corporation. The Corporation will, in good faith, make efforts to maintain insurance coverage of the type specified in part (a) above at commercially reasonable rates, but the failure to obtain such coverage shall not constitute a breach of the Corporation's obligations hereunder.

8.       TERMINATION

         8.1 By the Corporation for Cause. The Corporation may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause," when used in connection with termination of the Agreement by the Corporation under this Section 8.1, shall be limited to (i) the willful engaging by the Employee in gross misconduct which is materially injurious to the Corporation, (ii) conviction of the Employee of a felony involving any financial impropriety or which would materially interfere with the Employee's ability to perform his


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

services required under this Agreement or otherwise be materially injurious to the Corporation, or (iii) the willful refusal of the Employee to perform in a material respect any of his material obligations under this Agreement without proper justification after being notified with specificity by the Board of Directors in writing of the particular respects in which the Board of Directors asserts that Employee has not performed such material obligations. For purposes of this Section 8.1, no act or failure to act, on the Employee's part shall be considered willful unless done or admitted to be done, by the Employee in bad faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

         8.2 By the Employee for Cause. The Employee may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" when used in connection with the termination of the Agreement by the Employee under this Section 8.2 shall be limited to the failure of the Corporation to perform in a material respect any of its material obligations under this Agreement without proper justification.

         8.3 Procedure for "Cause" Termination. Any termination of this Agreement pursuant to Section 8.1 or 8.2 hereof shall be effective only if (i) the terminating party exercises such right of termination in writing delivered to the non-terminating party within sixty (60) days of the terminating party having actual knowledge of the event giving rise to the right of termination, and (ii) the non-terminating party shall have failed to correct or reverse the event giving rise to such right of termination within thirty (30) days of the receipt of such notice. Such termination shall be effective upon the expiration of the period referred to in clause (ii) above; provided, however, that should the Corporation seek such termination, the Employee may contest such termination and demand arbitration as to the validity of the termination pursuant to the procedure in Section 11.1 of this Agreement.

         8.4 By the Corporation Without "Cause." The Corporation may not terminate the Agreement without "cause," as defined in Section 8.1 of this Agreement.

         8.5 By the Employee Without "Cause." The Employee shall have the right to terminate this Agreement without "cause" and in his discretion, upon written notice to be given to the Corporation not less than sixty (60) days prior to the effective date of such termination.

         8.6     Effect of Termination.

                 (a) If this Agreement is terminated for any reason prior to the end of the stated Term, or an Extended Term, as the case may be, neither party shall have any further obligation under this Agreement except with respect to those provisions of this Agreement which, by their terms, require performance by the parties subsequent to termination of this Agreement.

                 (b) If this Agreement is terminated by the Corporation for "cause" pursuant to Section 8.1 hereof or by the Employee without "cause" pursuant to Section 8.5 hereof, the Corporation shall pay to the Employee the accrued amount of the compensation benefits, reimbursement and other sums payable pursuant to this Agreement up to the effective date of termination, prorated through the effective date of termination (other than expense


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

reimbursements which will be paid in full) if, as and when such amounts could be paid but for the termination of this Agreement.

                 (c) If this Agreement is terminated by the Employee for "cause" pursuant to Section 8.2 hereof or by the Corporation without "cause," the Employee shall be entitled to receive (i) health insurance benefits provided for in this Agreement (A) through the end of the stated Term or (B) 24 months from the date of termination, whichever is the longer, and (ii) a lump sum payment equal to twice the then Base Compensation. Any amounts payable to the Employee under this paragraph (c) shall not be reduced by any amounts earned or received by the Employee from any third party at any time after such termination; there being no requirement on the part of the Employee to mitigate damages and no amounts received by him from others may be used to mitigate damages.

         8.7 Termination Following Change in Ownership. If, within one year following a "change in the ownership" (as defined below) of the Corporation, this Agreement is terminated by the Corporation or its successor(s) or assign(s), or Employee is required to relocate more than fifty (50) miles from Las Vegas, Nevada, or there is a reduction in the Employee's compensation (including base salary, bonus and benefits), or there is an adverse change in Employee's duties, responsibilities and/or authorities, or Employee is required by the Corporation or its successors or assigns to travel outside of a fifty
(50) mile radius of Las Vegas, Nevada, for in excess of ten (10) business days during any thirty (30) day period or during any calendar month, and in lieu of the benefits provided for in Section 8.6(b) and 8.6(c)(ii), the Corporation shall pay to Employee a lump sum payment equal to 2.99 times the average annual compensation paid by the Corporation and includable by Employee in his gross income during the five tax years ended prior to the tax year in which such change in ownership or control occurs. In addition, in the event of a "change of ownership," the vesting of all Employee Stock Options shall be fully accelerated as of the date of the change of ownership. For purposes of this Section 8.7, a "change in ownership" of the Corporation will be deemed to have occurred upon:
(i) completion of a transaction resulting in a consolidation, merger, combination or other transaction in which the common stock of the Corporation is exchanged for or changed into other stock or securities, cash and/or any other property and the holders of the Corporation's common stock immediately prior to completion of such transaction are not, immediately following completion of such transaction, the owners of at least a majority of the voting power of the surviving entity, (ii) a tender or exchange offer by any person or entity other than Employee and/or his affiliates for fifty percent (50%) of the outstanding shares of common stock of the Corporation is successfully completed, (iii) the Corporation has sold all or substantially all of the Corporation's assets, (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for re-election was previously so approved) cease for any reason to constitute a majority of the directors then in office. In the event that Employee shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as


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

amended (the "Code"), or any person affiliated with the Corporation or such person) as a result of such change in ownership or effective control (collectively the "Corporation Payments"), and such Corporation Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Corporation shall pay to Employee, subject to required withholding, at the time specified in the last sentence of this paragraph, an additional amount (the "Gross-up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax on the Corporation Payments and on the Gross-Up Payment provided for under this paragraph and any U.S. federal, state, and local income or payroll tax upon the Gross-up Payment provided for by this paragraph shall be equal to the Corporation Payments. In the event that the Excise Tax is subsequently determined by the Corporation to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to the Corporation or, in the event that the Corporation shall have then already been liquidated or dissolved, any then-existing liquidating trust of which some or all of the shareholders of the Corporation are beneficiaries, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by Employee). In the event that the Excise Tax is later determined by the Corporation or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Corporation or, in the event that the Corporation shall have then already been liquidated or dissolved, any then-existing liquidating trust established for the purpose of repaying or otherwise discharging the debts of the Corporation, shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined. The Gross-up Payment or portion thereof provided for in this paragraph shall be paid not later than the thirtieth (30th) day following delivery by Employee to the Corporation of notice that an event that subjects Employee to the Excise Tax has occurred; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Corporation shall pay to Employee on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) promptly following such time as the amount thereof has been determined.

         8.8 Expiration of Term. Subject to Section 8.7, upon the termination of this Agreement upon the expiration of the Term or Extended Term, as the case may be, or by Employee pursuant to Section 8.5, the Corporation shall pay Employee a lump sum termination payment equal to the then effective Base Compensation.

9.       CONFIDENTIAL INFORMATION NONDISCLOSURE, ETC.
         --------------------------------------------

         9.1 Confidentiality. Except as may be in furtherance of the Employee's performance of his functions as the Corporation's most senior executive officer (including, without limitation, in connection with acquisitions, dispositions, financings and other significant corporate transactions, developments or planning which involve the participation of third parties) or otherwise with the consent of the Board of Directors, the Employee shall not, throughout the Term of this Agreement and thereafter, disclose to any third party, or use or authorize any third


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

                                                      party to use, any material
information relating to the material business or interests of the Corporation (or any of its subsidiaries) which Employee knows to be confidential and valuable to the Corporation or any of its subsidiaries (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Corporation, and, during the Term of this Agreement, the Confidential Information, when entrusted to the Employee's custody, shall be deemed to remain at all times in the Corporation's sole possession and control. Notwithstanding the foregoing, the Employee may, after prior written notice to the Corporation (to the extent such notice is possible under the circumstances) disclose such Confidential Information pursuant to subpoena or other legal process, and promptly, thereafter shall advise the Corporation in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure.

         9.2 Return of Documents. Upon termination of this Agreement for any reason whatsoever, or whenever requested by the Board of Directors of the Corporation, the Employee shall return or cause to be returned to the Corporation all of the Confidential Information or any other property of the Corporation in the Employee's possession or custody or at his disposal, which he has obtained or been furnished, without retaining any copies thereof.

10.      NON-COMPETITION
         ---------------

         10.1 Restriction. Subject to Section 2.2 hereof, the Employee shall not (i) throughout the Term or Extended Term of this Agreement, as the case may be, and (ii) for a period of 12 months thereafter, in each case without the Corporation's prior written consent, render services to a business, or plan for or organize a business, which is materially competitive with or similar to the business of the Corporation or of any of its subsidiaries by becoming an owner, officer, director, shareholder (owning more than 4.9% of such business' equity interests), partner, associate, employee, agent or representative or consultant or serve in any other capacity in any such business.

         10.2 Trade Secrets. Subject to Section 2.2 hereof, all ideas and improvements which are protectable by patent or copyright or as trade secrets, conceived or reduced to practice (actually or constructively) during the Term of this Agreement by the Employee, shall be the property of the Corporation; provided, however, that the provisions of this Section 10.2 shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and (a) which does not relate to (i) the business of the Corporation or any of its subsidiaries or (ii) the actual or demonstrably anticipated research or development by the Corporation of any of its subsidiaries or (b) which does not result from any work performed by the Employee pursuant to this Agreement.

11.      REMEDIES

         11.1 Arbitration. In the event of any dispute or controversy arising under, out of or relating to this Agreement or the breach hereof other than under Section 9 or 10 hereunder for which the Corporation may seek injunctive relief, it shall be determined by arbitration in Las Vegas, Nevada to be heard by a single arbitrator chosen by the Corporation and the Employee, provided that if the Corporation and the Employee cannot agree on a single arbitrator, each shall


                                       10                    EXE______,CWG______
select one arbitrator and the arbitrators so selected shall select a third arbitrator, and the panel of three arbitrators shall determine the dispute. The arbitration is to commence within four (4) weeks after service of a demand for arbitration by either party, and each party shall have the right to make one document request on the other party prior to commencement of the arbitration proceeding, but no other discovery shall be conducted other than that which is agreed upon in writing by both parties. Such arbitration and any award made therein shall be binding upon the Corporation and the Employee.

         11.2 Injunctive Relief. The Employee acknowledges and agrees that any material breach which occurs or which is threatened of Section 9 or 10 hereof shall cause substantial and irreparable damage to the Corporation in an amount and of a character difficult to ascertain. Accordingly, in addition to any other relief to which the Corporation may otherwise be entitled at law, in equity or by statute, or under this Agreement, the Corporation shall also be entitled to seek such immediate temporary, preliminary and permanent injunctive relief on such breach or threatened breach of Section 9 or 10 hereof as may be granted through appropriate proceedings.

         11.3 Fees. If any action at law or in equity or arbitration is necessary to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorney's, accountant's and expert's fees, costs and necessary disbursements in addition to any other relief to which it or he may be entitled. As used in this Section 11.3, the term prevailing party shall include, but not limited to, any party against whom a cause of action, demand for arbitration, complaint, cross-complaint, counterclaim, cross-claim or third party complaint is voluntarily dismissed, with or without prejudice.

12.      NOTICES
         -------

         All notices required or permitted hereunder shall be in writing and shall be delivered in person, by facsimile, telex or equivalent form of written communication, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

                  To Corporation:
                  --------------

                  Chadmoore Wireless Group, Inc.
                  4720 Polaris Ave.
                  Las Vegas, Nevada 89103
                  Attention:  Corporate Secretary
                  Fax:  702-891-5262

                  To the Employee:
                  ---------------

                  Robert W. Moore
                  Chadmoore Wireless Group, Inc.
                  4720 Polaris Street
                  Las Vegas, Nevada  89103
                  Fax:  702-891-5262



                                       11                    EXE______,CWG______
or such other party and/or address as either party may designate in a written notice delivered to the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by facsimile, telex or other equivalent written telecommunications, or on the seventh day next succeeding the date of mailing if sent by certified or registered mail.

13.      FURTHER ACTION
         --------------

         The Corporation and the Employee each agrees to execute and deliver such further documents as may be reasonably necessary by the other in order to give effect to the intentions expressed in this Agreement.

14.      HEADING; INTERPRETATIONS
         ------------------------

         The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

15.      ASSIGNABILITY
         -------------

         This Agreement and the rights and duties under it may not be assigned by any party hereto without the prior written consent of the other party hereto. The parties expressly agree that any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. The terms and provisions of this Agreement shall bind successors and assigns of the Corporation.

16.      ENTIRE AGREEMENT
         ----------------

         This Agreement contains the entire agreement and understanding of the parties with respect to the matters herein, and supersedes all existing negotiations, representations or agreements, including, without limitation, the Prior Agreement, and all other oral, written and other communications between them concerning the subject matter of this Agreement.

17.      AMENDMENTS
         ----------

                  This Agreement may be amended or modified in whole or in part only by an agreement in writing signed by the Corporation and the Employee.

18.      WAIVER AND SEVERABILITY
         -----------------------

                  The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable under any law, rule or regulation, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the other provisions of this Agreement.



                                       12                    EXE______,CWG______

19.      GOVERNING LAW
         -------------

         This Agreement and the rights of the parties under it shall be governed by and construed in accordance with laws of the State of Nevada, including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws, except that matters of corporate law and governance shall be governed by and construed in accordance with the laws of the State of Nevada.

20.      COUNTERPARTS
         ------------

         This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

































                                       13                    EXE______,CWG______

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    EMPLOYEE



                                    /s/ Robert W. Moore
                                    -----------------------------------
                                    Robert W. Moore




                                    CHADMOORE WIRELESS GROUP, INC.



                                    By:    /s/ Rick D. Rhodes
                                       -----------------------------------
                                       Name:   Rick D. Rhodes
                                       Title:     Sr. Vice President and Chief
                                                     Regulatory Officer























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